                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE
                                                          THURSDAY, MAY 21, 1998


                                                                       CONTACTS:
                                                                       ---------
                                        STEVEN PURCELL - CHIEF FINANCIAL OFFICER
                                     Phone: (402) 593-4632 - Fax: (402) 537-6197
                                                            E-Mail: cfo@abii.com



              AMERICAN BUSINESS INFORMATION, INC(R) CONTEMPLATES
                    PLACEMENT OF SENIOR SUBORDINATE NOTES


(OMAHA, NE) - American Business Information, Inc.(R) today announced that it is contemplating a private placement of senior subordinate notes (the "Notes") in the aggregate principal amount of $100,000,000. The Notes will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

American Business Information, Inc.(R) is headquartered at 5711 South 86th Circle, P.O. Box 27347, Omaha, NE 68127-0347. American Business Information(R) can be contacted at (402) 593-4500.



                                     ###